UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 08, 2022

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32731 (Commission File Number)	84-1219301 (I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1400
Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 524-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On February 08, 2022, Chipotle Mexican Grill, Inc. issued a press release announcing earnings and other financial results for our fourth quarter and fiscal year ended December 31, 2021 and announcing that management would review these results in a conference call at 4:30 pm Eastern time on February 08, 2022. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

On February 08, 2022, we announced that our Board of Directors has authorized repurchases of common stock with a total aggregate purchase price of $200 million, exclusive of commissions. This repurchase authorization is in addition to previously announced repurchase authorizations. The repurchase program may be modified, suspended, or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Chipotle Mexican Grill, Inc. Press Release, dated February 08, 2022
104	Cover Pager Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

February 08, 2022	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial Officer